Exhibit 99.1

Bright Health Group Strengthens Capital Position with Amendment to its Credit Facility,
Impending Close of the Sale of its California Medicare Advantage Business

•Received all required regulatory approvals on the sale of the California Medicare Advantage Business; the transaction is expected to close on or about January 1, 2024
•Amended Company’s secured credit facility to reduce the final repayment resulting in approximately $30 million in savings
•Meaningfully improves capital position to support continuing business, NeueHealth, a value-driven consumer care delivery and provider enablement business

MINNEAPOLIS – December 29, 2023 – Bright Health Group, Inc. (“Bright Health” or the “Company”) (NYSE: BHG), the technology enabled, value-driven healthcare company, today announced that it entered into an amendment to its credit facility with J.P. Morgan that will reduce the final repayment amount by approximately $30 million to approximately $298 million. Upon payment of such amount, which is expected to be made concurrently with the closing of the sale of the Company’s California Medicare Advantage business (the “MA Sale”), the Company’s secured debt will be eliminated. The Company expects to use the remaining proceeds from the MA Sale to meaningfully improve the capital position of Bright Health’s continuing business. The Company expects the MA Sale to close on or about January 1, 2024, and has received all required regulatory approvals.

“I am really proud of all we have accomplished this year and look forward to further focusing on the long-term success of our NeueHealth business, which has proven to drive differentiated value for health consumers, providers, and payors across the healthcare ecosystem,” said Mike Mikan, President and CEO of Bright Health. “While we have been working on maturing as a company and improving our capital position, we have also continued to relentlessly focus on serving people every day who are in need of high-quality care. We are excited to continue to advance our value-driven, consumer-centric care model as we help align providers and payors to better serve consumers."

Upon closing of the MA Sale and the repayment of its secured debt, the Company expects to begin 2024 with approximately $90 million of unregulated cash. In addition, the Company expects to have approximately $155 million in excess cash surplus after reserving for expected medical costs and other anticipated wind-down expenses in its discontinued insurance business (other than the Company's risk adjustment obligations due under the repayment agreements with the Centers for Medicare & Medicaid Services (the "CMS Repayment Agreements")).1 Additionally, subject to adjustments and the conditions in the MA Sale agreement, the Company expects to receive an additional $110 million from escrow. The Company intends to use such funds if and when received to offset liabilities in its discontinued ACA insurance business, such as the obligations under the CMS Repayment Agreements which come due on or before March 14, 2025.

In 2024, Bright Health will solely focus on its continuing business, NeueHealth, increasing access to high-quality healthcare through its differentiated, value-driven care model that serves all populations across the ACA Marketplace, Medicare, and Medicaid. The Company will share its outlook for 2024, which is expected to be positive on an EBITDA basis after adjusting for certain non-cash expenses, in its Fourth Quarter 2023 earnings release.

About Bright Health Group

Bright Health Group is a technology enabled, value-driven healthcare company that organizes and operates networks of affiliate care providers to be successful at managing population risk. We focus on serving aging and underserved consumers that have unmet clinical needs through our value-based, consumer-driven care model in Florida, Texas, and California, some of the largest markets in healthcare where 26% of the U.S. aging population call home. We believe everyone should have access to personal, affordable, and high-quality healthcare. Our mission is to Make healthcare right. Together. For more information, visit www.brighthealthgroup.com.

Forward Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including
1 Excludes any excess cash held by Bright HealthCare Insurance Company of Texas since such entity is subject to a liquidation order effective November 29, 2023.

descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations with respect to Bright Health Group, Inc. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: our ability to continue as a going concern; our ability to comply with the terms of our credit facilities including financial covenants, both during and after any waiver period, and/or obtain any additional waivers of any terms of our credit facilities to the extent required; our ability to sell our Medicare Advantage business in California on acceptable terms, including our ability to receive the proceeds thereof in a manner that would alleviate our current financial position; the failure to satisfy or obtain a waiver of any closing condition in our agreement to sell our Medicare Advantage business in California to Molina (the “Purchase Agreement”); our ability to comply with the terms of the Purchase Agreement; whether our credit facilities will satisfy our working capital needs pending the closing of our sale of our Medicare Advantage business in California; our ability to comply with the terms of the risk adjustment repayment agreements; our ability to obtain any additional short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently wind down our IFP businesses and MA businesses outside of California, including by satisfying liabilities of those businesses when due and payable; potential disruptions to our business due to our corporate restructuring and resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our businesses offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our Care Partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate our medical expenses, effectively manage our costs and claims liabilities or appropriately price our products and charge premiums; our ability to obtain claims information timely and accurately; the impact of the ongoing COVID-19 pandemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage the growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to the new risks associated with our expansion into ACO Reach; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

Investor Contact:
IR@brighthealthgroup.com

Media Contact:
media@brighthealthgroup.com